UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2005

SECURITY FEDERAL CORPORATION
(Exact name of registrant as specified in its charter)

South Carolina	0-16120	57-0858504
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1705 Whiskey Road South, Aiken, South Carolina		29801
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number (including area code): (803) 641-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition

        On January 26, 2005, Security Federal Corporation issued its earnings release for the quarter ended December 31, 2004. A copy of the earnings release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

        (c)        Exhibits

        99.1     Press Release of Security Federal Corporation dated January 26, 2005.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SECURITY FEDERAL CORPORATION

Date: January 26, 2005	By: /s/ Roy G. Lindburg
Roy G. Lindburg
Treasurer and Chief Financial Officer

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Exhibit 99.1

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NEWS RELEASE

SECURITY FEDERAL CORPORATION ANNOUNCES QUARTERLY EARNINGS

Aiken, South Carolina (January 26, 2005) - Security Federal Corporation (OTCBB:SFDL), holding company of Security Federal Bank, announced earnings of $912,000 or $0.36 per share (basic) for the three months ending December 31, 2004 compared to $903,000 or $0.36 per share (basic) for the three months ending December 31, 2003.

For the nine months ending December 31, 2004, earnings decreased from $2.7 million or $1.08 per share (basic) to $2.5 million or $1.00 per share (basic). The decrease in earnings for the nine-month period is a result of a $929,000 decrease in the gain on sale of mortgage loans due to fewer mortgage loan originations. For the three-month period, gain on sale of mortgage loans decreased $112,000. The decrease in gain on sale of mortgage loans was partially offset by increases in net interest income of $76,000 or 2.2% and $453,000 or 4.6%, respectively, for the three and nine month periods ending December 31, 2004. General and administrative expenses increased $152,000 or 6.0% and $331,000 or 4.3%, respectively, for the three and nine month periods ending December 31, 2004.

Total assets at December 31, 2004 were $570.1 million compared to $528.0 million at March 31, 2004, an increase of 8.0% for the nine-month period. Net loans receivable increased $35.5 million or 13.7% to $295.4 million at December 31, 2004 from $259.9 million at March 31, 2004. Total deposits were $416.2 million at December 31, 2004 compared to $389.6 million at March 31, 2004, an increase of 6.8%. Federal Home Loan Bank advances and other borrowings increased $13.9 million or 13.6% to $115.7 million at December 31, 2004.

Security Federal Bank has eleven full service branch locations in Aiken, Clearwater, Graniteville, Langley, Lexington, North Augusta, Wagener, and West Columbia, South Carolina. Additional financial services are provided by three of the Bank's wholly owned subsidiaries, Security Federal Insurance, Inc., Security Federal Investments, Inc., and Security Federal Trust, Inc.

The information contained in this press release contains forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements, and these factors are enumerated in Security Federal Corporation's filings with the Securities and Exchange Commission.

For additional information contact Roy Lindburg, Chief Financial Officer, at (803) 641-3070

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